UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 East High Street, Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)               The Annual Meeting of Stockholders of Inventure Foods, Inc. (the “Company”) was held on May 19, 2017 (the “Meeting”).

(b)               At the Meeting:

(1) The stockholders elected the following seven nominees to the Board of Directors, each to serve until the next annual meeting and until their successors have been elected and qualified. The voting results for each nominee were as follows:

Name of Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Ashton D. Asensio	8,863,805	5,636,427	4,501,812
Timothy A. Cole	8,839,449	5,660,783	4,501,812
Macon Bryce Edmonson	8,865,454	5,634,778	4,501,812
Harold S. Edwards	6,315,964	8,184,268	4,501,812
Paul J. Lapadat	6,177,881	8,322,351	4,501,812
Terry McDaniel	9,219,582	5,280,650	4,501,812
Joel D. Stewart	14,212,493	287,739	4,501,812

(2) The stockholders ratified the selection of Moss Adams LLP as independent public accountants for the Company for fiscal year 2017. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstain	Broker Non-Votes
18,447,780	348,063	206,201	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer